UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2019
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
On April 24, 2019, the Board of Directors of Ameresco, Inc. elected Nickolas Stavropoulos to serve as an independent director of the Company in the class of directors whose terms expire at Ameresco’s 2019 Annual Meeting of Stockholders and as a member of the Audit Committee and Compensation Committee of the Board of Directors.
Mr. Stavropoulos will receive the standard compensation for non-employee directors of Ameresco, including retainer fees for Board and committee service and stock options, and will have the benefit of the Company’s standard form of director indemnification agreement.
A copy of the press release, issued on April 24, 2019 announcing the election of Mr. Stavropoulos is attached hereto as Exhibit 99.1.
(e) Adoption of Stock Ownership Guidelines
Also on April 24, 2019, the Board of Directors of Ameresco, Inc., on the recommendation of the Compensation Committee, adopted share ownership guidelines, in order to encourage the company’s executive officers and senior management to obtain a significant ownership interest in the company, thereby helping to align their interests with those of Ameresco’s shareholders. The plan applies to the company’s executive officers and certain other members of senior management, other than our Interim Chief Financial Officer. It is expected that, when named, our Chief Financial Officer will be subject to these guidelines. The guidelines target share ownership at a value equal to (i) five times annual base salary for the Chief Executive Officer, (ii) three-times annual base salary for other Section 16 officers who serve as Executive Vice Presidents of the company, (iii) two-times annual base salary for certain senior management members who serve as Senior Vice Presidents of the company and (iv) annual base salary for certain senior management members who serve as Vice Presidents of the company. Compliance with the ownership guidelines will be measured annually as of April 23rd, the day preceding the anniversary of the guidelines’ adoption, based upon the immediately preceding closing price. Covered individuals will have five years to accumulate the applicable stock ownership level.

The foregoing summary of the stock ownership guidelines is qualified in its entirety by reference to the full text of the guidelines, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: April 24, 2019	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Ownership Guidelines
99.1	Press Release issued by the Company on April 24, 2019